Exhibit 5.1       LEGAL OPINION


                       Sonnenblick, Parker & Selvers, P.C.
                               4400 Route 9 South
                           Freehold, New Jersey 07728


                                January 17, 2003


Surety Holdings Corp.
850 Fort Plains Road
Howell, New Jersey 07731

Re:   Surety Holdings Corp.
      Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Surety Holdings Corp. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 15,000 shares of common stock, par value $.001 per share, of the Company (the "Shares") to be issued pursuant to the Written Compensation contracts (the "Contracts").

In rendering the opinion set forth below, we have examined and relied upon, among other things, (a) a Registration Statement, (b) Contracts and (c) originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies of specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representation of the Company in connection with the preparation and delivery of this letter.

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We express no opinion  concerning  the laws of any  jurisdiction  other than the laws of the State of New Jersey and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion expressed herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Contracts, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

                                         Very truly yours,

                                         /s/ SONNENBLICK, PARKER & SELVERS, PC